Exhibit 10.21

SUBLEASE ADDENDUM #2

Dated: September 17, 2020

By and Between

Sublessor:	Cyren Ltd.
Sublessee:	MoSys, Inc.
Property Address:	2309 Bering Drive, San Jose, CA 95131 (street address, city, state, zip)

Paragraph: 14

In the event of any conflict between the provisions of this Addendum and the printed provisions of the Sublease, this Addendum shall control.

A.	OPTION(S) TO EXTEND:

Sublessor hereby grants to Sublessee the option to extend the term of this Sublease for One (1) additional Twenty and one half (20 ½) month period(s) commencing November 1, 2020 through July 14, 2022 upon each and all of the following terms and conditions:

(i)	In order to exercise an option to extend, Sublessee must execute this Addendum by September 30, 2020.
(ii)

Except for the provisions of this Sublease granting an option or options to extend the term, all of the terms and conditions of this Sublease except where specifically modified by this option shall apply.

(iii)

This Option is personal to the original Sublessee, and cannot be assigned or exercised by anyone other than said original Sublessee and only while the original Sublessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(iv)	The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

☒ III.  Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

MonthsMonthly Base Rent

November 1, 2020 – July 31, 2021$16,867.00

August 1, 2021 – July 14, 2022 $17,373.00

Beginning November 1, 2020 the Sublessee’s Share of Operating Expenses (NNN charge) shall be $5,667.00.  Sublessor may pass on any increases to the Sublessee’s Share of Operating Expenses to Sublessee if, and when, adjusted by Master Lessor.

Executed At: McLean, VA	Executed At: San Jose, CA
On: September 25, 2020	On: September 25, 2020
By Sublessor:	By Sublessee:
Cyren Ltd.	MoSys. Inc.
By: /s/ J. Michael Myshrall	By: /s/ James W. Sullivan
Name Printed: J. Michael Myshrall	Name Printed: James Sullivan
Title: CFO	Title: CFO
Phone:	Phone:
Fax:	Fax:
Email: mike.myshrall@cyren.com	Email: jsullivan@mosys.com
Federal ID No.: 94-3154882	Federal ID No.: 77-0291941

Consent to the above Addendum is hereby given.

Executed At: Redwood City, CA	Executed At:
Executed On: September 28, 2020	Executed On:
By Master Lessor:	By Guarantor: Dollinger-Zanker Associates
By:	/s/ David DollingerBy:
Name Printed: David Dollinger	Name Printed:
Title: General Partner	Title:
Phone:	Address:

Fax:

Email: dave@dollingerproperties.com

Address:  555 Twin Dolphin Drive #600, Redwood City, CA  94065

Federal ID No.: